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                     [LETTERHEAD OF ARTHUR ANDERSEN LLP]

                                                                      Exhibit 11



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.



                                 /s/ Arthur Andersen LLP


Phoenix, Arizona
  April 23, 1997